APPENDIX I
                         PIZZA INN, INC.
                      1993 STOCK AWARD PLAN


         Statement of the 1993 Stock Award Plan (the "Plan") of Pizza Inn, Inc., a Missouri corporation (the "Company").

         1. Purpose. The purpose of the Plan is to provide a means by which the Company shall be able to attract and retain excellent employees and provide those personnel with an opportunity to participate in the increased value of the Company which their efforts, initiative and skill have helped produce.

         2. Administration. The Plan shall be administered by the Stock Award Plan Committee or any successor thereto (the "Committee") of the Board of Directors (the "Board") as that Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board of Directors of the Company, each of whom shall qualify as a "disinterested person" to administer the Plan within the meaning of Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to conform at all times with the provisions of Section 16(b) of the Exchange Act and Rule 16b-3 promulgated thereunder. A majority of the Committee shall constitute a quorum, and subject to the provisions of the following section, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

         The Committee may delegate to one or more of its members such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that the Committee may not delegate any duties to a member of the Board of Directors of the Company who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received grants under the Plan, the Company and all other interested persons.


         No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

         In addition to other authority granted to the committee under the Plan, and subject to and not inconsistent with the express provisions of the Plan and the Code (as defined in Section 17), the Committee shall have authority, in its sole discretion, to:

         (a) prescribe, amend, modify and rescind rules and regulations relating to the Plan;

         (b) make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business; and

         (c)  establish   any   procedure   determined   to   be appropriate in
              discharging its responsibilities under the Plan.

         3. Eligibility. The class of persons eligible to receive Options and /or awards of Units pursuant to this Plan shall be all officers and all employees.

The Options and Units awarded pursuant to this Plan collectively are referred to as "Awards". From time to time the Committee shall designate, from among such eligible persons, the persons to whom Awards shall be granted (each person so designated, a "Participant", and collectively, the "Participants"). Such designations shall be made in the absolute discretion of the Committee. In designating Participants, the Committee shall fix the number of shares subject to an option or number of Units to be granted to Participants in its absolute discretion.

         4. Vesting; Award Restrictions. All Awards shall be subject to a minimum six-month vesting period. The Committee may, in its absolute discretion, impose a longer vesting period or other restrictions on any Award under this Plan or may choose not to impose any additional restriction on any Award. The vesting period of an Award shall lapse in accordance with a schedule established by the Committee, provided the Participant continues to be employed by the Company at the end of the vesting period, except as otherwise provided below. Each such schedule may provide for installment vesting or full vesting at the end of the period, and may include any other conditions upon the vesting of the Award as the Committee shall determine. Any unvested Award shall vest upon a Change of Control. The terms and conditions of each Award shall be set forth in a written document constituting a "Stock Award Agreement" substantially in the form attached hereto (the "Agreement") or in such other form as may be adopted by the Committee from time to time, to be signed by the Participant and returned to the Company. An Agreement must be executed and returned by the Participant to the Company within thirty (30) days after the Award Date or the Award will be null and void; provided, however, that such period may be extended by the Committee.

         5.   Termination of Employment.

              (a) Termination Due to Death or Disability. If a Participant's employment terminates during the vesting period due to death or Disability (as defined in Section 17), the Award will fully vest as of the date of death or Disability. In the event of the death of any Participant, the estate of such Participant shall have the right, within one (1) year after the date of death, to exercise such Participant's options with respect to all or any part of the related shares of Stock. If the employment of any Participant is terminated because of Disability, such Participant shall have the right, within one (1) year after the date of termination, to exercise the options with respect to all or any part of the related shares of Stock. In the event of death or Disability, the Account of a holder of Units shall be credited as set forth in
Section 8(g)(ii).

         (b) Termination for other Reasons. Termination as an employee for any other reason, including retirement, resignation or discharge, will result in forfeiture of the Award at the time of termination as to any unvested shares of Stock, unvested options or unvested Units, unless otherwise specified in writing by the Committee. The Committee, in its sole discretion, may waive the forfeiture in whole or in part in connection with any terminated Participant, Provided, however, that, in the case of an Incentive Option, any exercise must take place within three (3) months of the date of termination. The discharged person will have a twenty-one (21) day period in which to exercise vested Awards, unless such time is extended by the Committee.

         6. Amount of Stock. The total aggregate number of shares of the Company's Stock which may be subject to Options under Section 7 of this Plan and distribution upon exercise of Units under Section 8 of this Plan shall be Two Million Five Hundred Thousand (2,500,000) shares of the Company's Stock, subject to legal availability; provided, however, that no more than One Million (1,000,000) shares (plus unused allocations from prior years) may become subject to Options and distributed in payment of Units in any one Plan Year. This total number of shares available under the Plan shall be subject to appropriate increase or decrease in the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Stock (but excluding, without limitation, issuance of authorized but unissued shares whether or not as a result of an increase in the number of authorized shares). In the event Options under this Plan are forfeited or expire as provided in this Plan, such forfeited or expired options may be granted to other Participants as provided in this Plan.

         7.   Provisions Applicable to Stock Options.

         (a) Incentive and Non-qualified options. The Committee shall have the authority, in its sole discretion, to grant incentive stock options ("Incentive Options") pursuant to Section 422 of the Code, or to grant non-qualified stock options ("Standard Options") (options which do not qualify under Section 422 of the Code) or to grant both types of Options. No Awards shall be granted after the tenth anniversary of the Effective Date as provided in Section 17. Each Option shall be clearly identified in the Agreement as an Incentive Option or Standard Option. Upon exercise of any Incentive Option, the Company shall provide the Participant with the written statement required by Section 6039(a) of the Code and any additional or other information then required by the Code.

         (b) Expiration. Subject to the following sentence, Options shall expire as specified in the respective Agreement establishing the award of options for each Participant. No Options shall be exercisable and all Options shall expire no later than ten (10) years from the date of the grant of the Option or five (5) years from the date of vesting of the Option; provided, however, in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns Stock of the company, or any parent corporation or subsidiary corporation thereof, possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company, or any parent corporation or subsidiary corporation thereof
(a "Ten Percent Holder"), such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

         (c) Exercise Price--Standard Options. The exercise price for shares purchasable under Standard Options shall be equal to the Fair Market Value (as defined in Section 17) per share of Stock on the date the option is granted.

         (d) Exercise Price--Incentive Options. The exercise price for shares purchasable under Incentive Options shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value (as defined in Section 17) per share at the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a Ten Percent Holder, the purchase price for each share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share at the date the option is granted.

         (e) Exercise. Options may be exercised, to the extent exercisable by their terms, in whole or in part from time to time and at any time after their vesting and before their expiration. Any exercise shall be accompanied by a written notice to the Company specifying the number of options being exercised.

         (f) Maximum Exercise--Incentive options. The aggregate Fair Market Value of Stock (determined at the time of the grant of the option) with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company, or any parent corporation or subsidiary corporation thereof, shall not exceed $100,000.

         (g) Payment. The price per share of Stock with respect to each option shall be payable at the time the option is exercised. Such price shall be payable in cash, which may be paid by wire transfer in immediately available funds, by certified or cashier's check, or, in the sole discretion of the Committee, by: (i) a commitment by a broker-dealer to pay to the Company that portion of any sale proceeds receivable by the Participant upon exercise of an Option in the manner permitted under Section 9(a) hereof or by any other instrument acceptable to the Committee, or (ii) by delivery to the Company of shares of Stock of the Company owned by the Participant or by the Company withholding from the total number of shares to be acquired pursuant to the option a portion of such shares. Shares delivered to or withheld by the
Company in payment of the Option price shall be valued at the Fair Market
Value of the Stock of the Company on the day preceding the date of the exercise of the option.

         (h) Adjustment in Number of Shares Subject to Option. In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Stock (but excluding, without limitation, issuance of authorized but unissued shares whether or not as a result of an increase in the number of authorized shares), the number of Shares subject to the Participant's Option shall be adjusted in the same manner as shares of Stock subject to the Option would be adjusted. Any fractional shares or interests resulting from such adjustment shall be eliminated.
Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

         (i) Merger. In the event of a merger between the Company and another corporation in which the Company is not the surviving entity and where any Participant holds options issued pursuant to the Plan which have not been exercised, such options shall be cancelled and replacement Options shall be issued by the surviving entity in accordance with Rule 16b-3(f)(1) under the Exchange Act.

         8.   Provisions Applicable to Stock Appreciation Units.

         (a) Expiration. Units shall expire no later than five years from the date of vesting.

         (b) Exercise. A Unit may not be exercised by a Participant until vested, except that this limitation shall not be applicable in the event of death or Disability of that Participant occurring before the expiration of the vesting period. Except as provided in the previous sentence, Units may be exercised, to the extent exercisable by their terms, in whole or in part from time to time and at any time before their expiration, Provided, however, that any election by the Participant to exercise a Unit may be made only during the period beginning on the third business day following the date of release of the quarterly and annual summary statements of sales and earnings specified in section 8(k) below and ending on the twelfth business day following such date. This condition will not apply to any exercise by a Participant where the date of exercise is automatic or fixed in advance and is outside the control of the Participant. Any exercise shall be accompanied by a written notice to the Company specifying the number of Units being exercised.

         (c) Units; Value. Units shall be established by ledger, shall be valued and payment at exercise or upon termination shall be made, all as provided in this Plan.

         (d) Nature of Units. The Units shall be used solely as a device for the measurement and determination of the amount to be paid to Participants as provided in the Plan. The Units shall not constitute or be treated as property or as a trust fund of any kind and shall not constitute ownership of Stock or any other equity security of or interest in the Company. All amounts at any time attributable to the Units shall be and remain the sole property of the Company.

         (e) Dilution. In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Stock (but excluding, without limitation, issuance of authorized but unissued shares whether or not as a result of an increase in the number of authorized shares), the number of Units of a Participant shall be adjusted in the same manner as shares of Stock reflected by those Units would be adjusted.

         (f) Establishment of Special Ledger. When Units are awarded to the Participant, the Company shall enter in the Special Ledger the name of the Participant, the number of Units granted to the Participant, and an amount equivalent to the Fair Market Value of a number of shares of Stock equal to the number of Units granted to the Participant.

         (g)  Credits to Account in Special Ledger.

              (i) So long as the Plan remains in effect, the Company shall credit the Account throughout the term of the Participant's employment with the Company, with amounts equivalent to dividends payable in cash or property paid from time to time on issued and outstanding shares of Stock equal to the number of Units in the Account, so that the amount of each such credit will be equivalent to dividends which the Participant would have received had the Participant been the owner of the number of shares of Stock equal to the number of Units in the Account. No such credit shall be made with respect to any dividend paid after he Termination Date or Exercise Date, even though the record date is prior thereto.

              (ii) On the Termination Date of a Participant, the Company shall credit to the Account an amount equivalent to the excess, if any, of the Fair Market Value on the Termination Date of a number of shares of Stock equal to the number of Units then in the account over the Fair Market Value of such shares at the Award Date.

              (iii) on the Exercise Date, the Company shall credit to the Account an amount equivalent to the excess, if any, of the Fair Market Value on the Exercise Date of a number of shares of Stock equal to the number of Units being exercised by the Participant over the Fair Market Value of such shares at the Award Date.

              (iv) The Company shall have the right to terminate the Plan with respect to Units at any time by giving written notice to the Participants, whereupon no further credits whatsoever shall be made to the Accounts, but such termination shall not affect the Participants, rights to payment for amounts already standing to the Participants' credit in the Accounts as of the Termination Date. The notice of termination may specify an effective date. If no effective date is specified, the notice shall be effective when mailed or delivered to the Participants.

         (h)  Payment of Benefits.

              (i) The Committee in its sole discretion shall determine the form in which payment of the economic value for Units will be made, in cash, a note, shares of Stock, or any combination thereof.

              (ii) Within ninety (90) days following the Termination Date or an Exercise Date, the Company and the Participant, or in the event of the Participant's death, the personal representative of the Participant's estate, shall close the payment of benefits to the Participant on account of the Units. At the closing, the full amount of the credit in the Account as of the Termination Date or the amount due to the Participant pursuant to the Participant's exercise of Units (the "Amount Due") shall be payable, at the Company's sole option, (x) in cash or by check at closing, or (y) in accordance with a promissory note delivered at closing bearing simple interest at the rate of ten percent (10%) per annum with principal and accrued interest to be paid within thirty-six (36) months after date of closing, or (z) through issuance to the Participant, or in the event of the Participant's death, the personal representative of the Participant's estate, of the number of shares of Stock with a Fair Market Value as of the Termination Date or Exercise Date equal to the Amount Due.

         (i)  Limitation of Rights.   Nothing in Section 8 of this Plan shall be
construed to:

        (i) Give the Participant any rights whatsoever with respect to shares of Stock, or any other equity security of or interest in the Company.

        (ii) Give the Participant any rights whatsoever with respect to any assets of the Company, the Participant at all times remaining in the status of a general creditor of the Company with respect to the SAR obligations created under this Plan.

        (j) Tandem Awards. Units may be granted in tandem with Options only in the manner permitted pursuant to applicable regulations under section 422 of the Code.

       (k) Informational Requirements. At any time while Units are outstanding and vested, the Company will comply with the information availability rules of Regulation 16b-3(e)(1) relating to filing of regular reports under the Exchange Act and regular release of quarterly and annual summary statements of sales and earnings through the news media.

            (1) Merger. In the sole discretion of the Committee, the Plan may be terminated as provided in Section 8 (g) (iv) , including, without limitation, upon any merger of the Company and another corporation in which the Company is not the surviving entity. In addition, the Committee in its sole discretion, with respect to unexercised units issued under the Plan, may cancel such Units and issue replacement Units issued by the surviving entity in accordance with Rule 16b-3(f)(1) under the Exchange Act. Any such replacement Units shall be subject to such terms and conditions as may be determined by the Committee in its sole discretion.

        9. Additional Authority of Committee. In addition to other authority granted to the Committee under Section 2, and subject to and not inconsistent with the express provisions of the Plan and the Code (as defined in Section 17), the Committee shall have authority, in its sole discretion, to:

         (a) provide an arrangement through registered broker-dealers whereby temporary financing may be made available to a Participant by the broker-dealer, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the Participant in the exercise of an Option, such authority to include the payment by the Company of the commissions, fees and charges of the broker-dealer;

         (b) provide the establishment of procedures for a Participant (1) to have withheld from the total number of shares to be acquired upon the exercise of an option that number of shares having a Fair Market Value (as defined in Section 17) which, together with such cash as shall be paid in respect of fractional shares, shall equal the option exercise price, and (2) to exercise a portion of an Option by delivering that number of shares already owned by such Participant having a Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such Participant in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such Participant can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares; and

         (c) provide the establishment of a procedure whereby a number of shares of Stock or other securities may be withheld from the total number of shares of Stock or other securities to be issued upon exercise of an option to meet the obligation of withholding for taxes incurred by a Participant upon such exercise.

         10. Condition of Employment. The granting of Awards under this Plan shall impose no obligation on the Company (or any of its parent or subsidiary corporations) to continue the employment of any Participant and shall not lessen or affect the right to terminate such employment of the Participant.

         11. Transferability; Nonalienation of Benefits. Any rights arising under the Plan with respect to Awards shall not be transferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.. No right or benefit of the Participant under the Plan with respect to Awards shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit with respect to Awards hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Participant.

         12. Amendment of the Plan. The Committee shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, however, that no amendment shall be made which shall:

         (a) increase the total number of shares of the Stock of the Company which may be issued and sold pursuant to Options granted under the Plan,

         (b) materially increase the benefits accruing to participants under the Plan,

         (c) decrease the minimum option price in the case of an Incentive Option, or

         (d) modify the provisions of the Plan relating to eligibility with respect to Incentive options, unless in any such event such amendment is made by or with the approval of the stockholders. The Committee shall be authorized to amend the Plan and the options granted thereunder (i) to qualify as "incentive stock options" within the meaning of Section 422 of the Code or
(ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

         13. Grants Discretionary. The granting of Awards under this Plan shall be entirely discretionary and, except as expressly stated herein, nothing in the Plan shall be deemed to give any employee any right to participate in the Plan or to receive an Award.

         14. Securities Laws. The Company has no obligation to register Awards granted to Participants or Stock distributed under this Plan. If Awards granted have not been registered, upon issuance of Awards to the Participant and upon issuance of Stock upon exercise of an Award, the Participant shall represent and warrant to the Company that shares of Stock or the Award are being acquired for investment purposes and shall acknowledge transfer restrictions under applicable securities laws. The Company shall place a legend on any Stock certificate issued under the Plan to assure compliance with this Section. No shares of Stock shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 and any other than applicable securities law. If, subsequent to the delivery by a Participant of the representation and warranty described in the preceding sentence, the Stock issuable upon exercise of an Award is registered under the Securities Act, the Company may release such Participant from such written statement without effecting a "modification" of the Plan within the meaning of Section 424(h)(3) of the Code.

         15. Withholding of Tax. There shall be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to that governmental authority for the account of the Participant entitled to the distribution. At its discretion, the Company may require a Participant receiving shares of Stock hereunder to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes or retain and withhold a number of shares having a Fair Market Value not less than the amount of such taxes and cancel (in whole or in part) any such shares so withheld in order to reimburse the Company for any such taxes.

         16.  Miscellaneous.

         (a) Impact on Other Benefits. At no time shall the value of any Award be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

         (b) Funding of Plan. The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any benefits under the Plan.

         17. Definitions. In addition to the definitions of terms contained elsewhere in this Plan, the following terms are defined as follows:

         Account:  A Participant's credit account in the Special Ledger.

         Award Date:    The date of granting of any Award, as specified in the
                        Terms and Conditions for any particular Award.

         Change of
         Control: Any of the following: (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (a "Group of Persons") other than a person or entity or Group of Persons at least 50% of the combined voting power of which is held by persons who, pursuant to the Company's plan of reorganization, were holders of Stock or rights to acquire Stock; (b) the Company is merged or consolidated with or into another corporation with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (c) a person or entity or Group of Persons (other than (1) the Company or (2) an employee benefit plan sponsored by the Company) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

         Code:          The Internal Revenue Code of 1986, as amended.

         Disability:    A disability as construed under the appropriate
                        provisions of the long-term disability plan maintained for the benefit ofemployees of the Company who are regularly employed on a salaried basis, unless another meaning shall be adopted by the Committee.

         Exercise
         Date: A particular date on which a Participant chooses to exercise one or more Awards.

         Fair Market
         Value: As it relates to the Stock of the Company, the fair market value as of the applicable date determined in good faith by the Committee, taking into account bid, ask, and/or trading information, as available to the Committee at the time of its determination.

         Option:        An option to acquire Stock created under this Plan.

         Plan Year:     The plan year which shall run concurrently with the
                        fiscal year of the Company.

         Special
         Ledger: The record of the Accounts and other information as provided in Section 8.

         Stock:         The Company's common stock, par value $0.01.

         Termination
         Date: With respect to Units, the earliest of: (a) the termination of a Participant's employment for any reason whatsoever, including death, retirement, resignation, discharge, Disability or otherwise; (b) the date that there ceases to be any issued and outstanding Stock; or
                        (c) the date that the Company terminates this Plan as to Units.

         Terms and
         Conditions:    The terms and conditions of the Award set forth in any
                        Agreement.

         Unit:          A stock appreciation right unit created under this Plan.

     18. Effective Date; Term of Plan. The Plan shall become effective as of October 13, 1993, the date as of which the Plan was adopted by the Board of Directors (the "Effective Date"). No Awards shall be granted under this Plan from and after the tenth anniversary of the Effective Date.



(As amended by the Stock Award Plan Committee on June 28, 1996, subject to shareholder approval.)


APPENDIX II

SIDE ONE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF PIZZA INN, INC.

5050 Quorum, Suite 500
Dallas, Texas 75240

Annual Meeting of Shareholders on December 4, 1996


The undersigned, revoking all proxies heretofore given, hereby appoints C. Jeffrey Rogers and Donald W. Zentmeyer, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time on Wednesday, December 4, 1996, at the Westin Hotel (Galleria), 13340 Dallas Parkway, Dallas, Texas 75240, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card.

(continued, and to be marked, dated and signed on the other side)

SIDE TWO

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1 and 2.

Please mark your votes as this   X


The Board of Directors recommends a
vote FOR Items 1 and 2.

ITEM 1                                                WITHHELD
ELECTION OF                                  FOR      FOR ALL
         CLASS I DIRECTORS
         Nominees:
         Bobby L. Clairday
         Don G. Navarro
         Ronald W. Parker
         Ramon D. Phillips

WITHHELD FOR: (Write that nominee's name in the space provided below).

ITEM 2
PROPOSED AMENDMENT TO THE COMPANY'S 1993
STOCK AWARD PLAN INCREASING
BY 500,000 SHARES THE AGGREGATE
NUMBER OF SHARES OF STOCK
ISSUABLE UNDER SUCH PLAN.

FOR    AGAINST         ABSTAIN


If you plan to attend the Annual
Meeting, please mark the WILL ATTEND block.

WILL ATTEND


Date:
Signature:


Signature, if held jointly
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.